Exhibit 99.1

NeuroOne® Issues Letter to Stockholders in Connection With 2022 Annual Meeting of Stockholders

Letter recaps key highlights of fiscal year 2021 and features upcoming milestones for fiscal year 2022 and beyond

EDEN PRAIRIE, Minn., June 2, 2022 (PR Newswire) -- NeuroOne Medical Technologies Corporation (NASDAQ: NMTC) (“NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, today announced the publication of the 2022 Annual Letter to Shareholders published in the Company’s Proxy Statement for its Annual Meeting of Stockholders that occurred on May 31, 2022. The letter may be accessed here.

The letter recaps the key highlights of fiscal year 2021 and features upcoming milestones for fiscal year 2022 and beyond directed at developing the Evo® platform thin film electrode technology for patients suffering from epilepsy, chronic back pain, and Parkinson’s disease.

In his letter, Dave Rosa, Chief Executive Officer of NeuroOne, states, “As we continue to develop our platform thin film electrode technology, we remain confident it will represent a transformational tool for neurosurgeons and neurologists. …. I believe we are on the right path to creating a meaningful impact in patients’ lives and have been encouraged by positive feedback from physicians and patients who are excited to see our products in the market.”

Highlights from Fiscal Year 2021:

●	Completed equity raise in the amount of $12.5M in January of 2021
●	Uplisted to Nasdaq in May 2021
●	Successful completion of feasibility testing of combination recording and ablation electrode
●	Partnership with RBC Medical for development of hardware for NeuroOne’s ablation electrode
●	Initiated long term testing for a newly designed electrode family for treating chronic back pain due to failed back surgeries, Parkinson’s disease, and epilepsy

Milestones for Fiscal Year 2022 and Beyond:

●	Re-submission to FDA for <30 day use for sEEG product line expected in August 2022
●	Complete research and development of ablation system, including the sEEG electrodes
●	Continue development of electrode for chronic stimulation
●	Build a world class management team
●	Support Zimmer Biomet in future expected launch of sEEG electrode family
●	Explore expanding new indications for chronic stimulation electrodes
●	Continue to explore complementary technology and partnerships

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. For more information, visit https://www.n1mtc.com .

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the timing of the Company’s submission of its revised 510(k) clearance request for its Evo® sEEG Electrode for less than 30-day use, applications for, or receipt of, regulatory clearance, the Company’s ability to submit a special 510(k) clearance request, the timing and extent of product launch and commercialization of our technology, the completion of research and development of our ablation system, the development of an electrode for chronic stimulation, the ability to build a world class management team, the expansion of new indications for chronic use electrodes, expected negotiations with Zimmer Biomet, exploration of complementary technology and partnerships, what the future may hold for electrical stimulation and NeuroOne’s potential role. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; risks that our sEEG electrodes may not be ready for commercialization in a timely manner or at all, whether due to supply chain disruptions, labor shortages, the impact of COVID-19 or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds; the risk that the COVID-19 pandemic will continue to adversely impact our business; the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

“Caution: Federal law restricts this device to sale by or on the order of a physician”

Contact:

800-631-4030

ir@n1mtc.com